    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1998
                                         REGISTRATION NO. 333-    AND 333-    01
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                         HOUSEHOLD INTERNATIONAL, INC.

 (Exact name of registrant who is the Issuer of the Guarantees as specified in its Charter)

                      DELAWARE                                    36-3121988
  (State or other jurisdiction of incorporation or     (I.R.S. Employer Identification
                    organization)                                    No.)

                               2700 SANDERS ROAD
                        PROSPECT HEIGHTS, ILLINOIS 60070
                                 (847) 564-5000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                    HOUSEHOLD INTERNATIONAL NETHERLANDS B.V.

(Exact name of registrant who is the Issuer of the Senior Notes and Warrants to
               Purchase Senior Notes as specified in its Charter)

                   THE NETHERLANDS                              NOT APPLICABLE
  (State or other jurisdiction of incorporation or     (I.R.S. Employer Identification
                    organization)                                    No.)

                                  HOEKENRODE 6
                                    1102 BR
                             AMSTERDAM, NETHERLANDS

 (Address, including postal code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                 PATRICK D. SCHWARTZ, ASSOCIATE GENERAL COUNSEL
                         HOUSEHOLD INTERNATIONAL, INC.
                               2700 SANDERS ROAD
                        PROSPECT HEIGHTS, ILLINOIS 60070
                                 (847) 564-6301

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH A COPY TO:
                                SCOTT N. GIERKE
                            (UNDERWRITER'S COUNSEL)
                            MCDERMOTT, WILL & EMERY
                             227 WEST MONROE STREET
                            CHICAGO, ILLINOIS 60606

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
        SECURITIES TO BE REGISTERED            BE REGISTERED(1)      PER UNIT(2)      OFFERING PRICE(2)          FEE
Senior Notes and Warrants to Purchase Senior
  Notes.....................................     $500,000,000            100%            $500,000,000          $147,500
Guarantees..................................         (3)                 (3)                 (3)                 (3)

(1) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to $250,000,000 of securities previously registered pursuant to Form S-3 (Registration No. 33-56599), as to which this Registration Statement constitutes a Post-Effective Amendment.

(2) Estimated solely for the purpose of calculating the registration fee. Any offering of Senior Notes or Warrants denominated in any foreign currency or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Senior Notes or Warrants from the Registrant.

(3) No separate consideration will be received for the Guarantees.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                  SUBJECT TO COMPLETION DATED OCTOBER 14, 1998
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO BUY THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    HOUSEHOLD INTERNATIONAL NETHERLANDS B.V.

                                     ISSUER
                                  $750,000,000
                                  SENIOR NOTES
                                      AND
                       WARRANTS TO PURCHASE SENIOR NOTES

                         HOUSEHOLD INTERNATIONAL, INC.

                                   GUARANTOR

    Household International Netherlands B.V. may sell at one or more times up to $750,000,000 of its debt securities and warrants to purchase debt securities. Household International, Inc. owns Household International Netherlands B.V. and is guaranteeing that all scheduled payments will be made on the debt securities. We will provide specific terms of the securities which we may offer at any time in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                            ------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS            , 1998.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

                      WHERE YOU CAN FIND MORE INFORMATION

    Household International files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by Household International at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's Internet web site at http:\\www.sec.gov.

    Because Household International Netherlands B.V. is wholly owned by Household International and exists only to issue debt securities and loan the funds it receives from such issuances to an affiliated company, it is not required to file such reports and information.

    The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference the Household International documents listed below and any future filings made by Household International or Household International Netherlands B.V. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities.

    - Annual Report on Form 10-K for the year ended December 31, 1997;

    - Quarterly Reports on Forms 10-Q for the quarters ended March 31 and June 30, 1998;

    - Current Reports on Forms 8-K dated January 21, March 6, April 7, April 20, June 30, August 14, and September 1, 1998.

    You may request a copy of these filings, at no cost, by writing or telephoning us at: Household International, Inc., Office of the Secretary, Prospect Heights, Illinois 60070, Telephone (847) 564-5000.

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Certain of the matters discussed under the caption "Household International" and elsewhere in this prospectus or in the information incorporated by reference herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such information may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Household International to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                            HOUSEHOLD INTERNATIONAL

    Household International, Inc. ("Household International") is a holding company for various subsidiaries which operate in the consumer financial services industry. Household International's principal executive office is located at 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone:
847-564-5000).

    Through subsidiaries, such as Household Finance Corporation, Household Bank, f.s.b., Household Automotive Finance Corporation, Household Bank (Nevada), National Association, Household Bank (SB), National Association, Household Financial Corporation Limited, and HFC Bank plc, Household International offers numerous consumer finance products, including home equity loans secured by first and second mortgages, revolving and closed-end unsecured personal loans, non-prime automobile loans, private label credit cards, MasterCard* and VISA* credit cards and tax refund anticipation loans. Also, in conjunction with its consumer finance business, and where applicable laws permit, Household International offers credit life and credit accident, health and disability insurance to its customers. This insurance is generally directly written by or reinsured with one of its insurance subsidiaries.

    Household International is principally a holding company whose primary source of funds is cash received from its subsidiaries primarily in the form of dividends and borrowings under intercorporate agreements. Dividend distributions to Household International from its savings and loan, banking and insurance subsidiaries may be restricted by federal and state laws and regulations. Dividend distributions from its foreign subsidiaries may also be restricted by exchange controls of the country in which the subsidiary is located. Also, as a holding company the rights of any creditors of Household International to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Household International may itself be a creditor with recognized claims against the subsidiary. Nevertheless, there are no restrictions that currently materially limit Household International's ability to make payments to its creditors nor are there any restrictions which Household International reasonably believes are likely to limit materially such payments in the future.

                    HOUSEHOLD INTERNATIONAL NETHERLANDS B.V.

    Household International Netherlands B.V. (the "Company") was organized under the Dutch Civil Code on September 14, 1990. The Company is a wholly-owned indirect subsidiary of Household International (U.K.) Limited ("U.K. Limited"), which is an indirect subsidiary of Household International and a holding company for all operations of Household International in the United Kingdom. The Company was organized solely to serve as a source of financing, directly or indirectly, for HFC Bank plc. HFC Bank plc, is also a wholly-owned subsidiary of U.K. Limited and is the principal operating subsidiary of Household International in the United Kingdom.

------------------------

* MasterCard and VISA are registered trademarks of MasterCard International Incorporated and VISA USA, Inc., respectively.

    The registered office of the Company is at Hoekenrode 6, 1102 BR, Amsterdam, Netherlands. The Company's telephone number is 31-20-6298033. The Company's principal business activity has been and will be to provide funds to HFC Bank plc for general corporate purposes.

    The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of the Netherlands, that some or all of its officers and directors may be residents of the Netherlands and that all or a substantial portion of the assets of the Company and of those persons may be located outside the United States.

                                USE OF PROCEEDS

    The Company will loan the net proceeds from the sale of the Securities to HFC Bank plc to be used for general corporate purposes, including to fund extensions of credit to its subsidiaries and to consumers in the United Kingdom; to reduce other outstanding indebtedness (which may include indebtedness owed to its affiliates, including Household International); or to fund acquisitions of other companies or portfolios.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The ratios of earnings to fixed charges for Household International for the periods indicated below were as follows:

                                                                 SIX MONTHS ENDED JUNE
                                                                          30,                     YEAR ENDED DECEMBER 31,
                                                                 ----------------------  ------------------------------------------
                                                                    1998        1997       1997       1996       1995       1994
                                                                    -----     ---------  ---------  ---------  ---------  ---------
Household International and subsidiaries.......................         .96        1.61       1.58       1.54       1.42       1.43


                                                                   1993
                                                                 ---------
Household International and subsidiaries.......................       1.42

    For purposes of calculating the ratio, earnings consist of income from continuing operations to which has been added income taxes and fixed charges. For Household International, fixed charges consist of interest on all indebtedness (including capitalized interest) and one-third of rental expense (approximate portion representing interest). The June 30, 1998 ratio has been impacted by the one-time merger and integration costs associated with the merger of Household International and Beneficial Corporation. Excluding the merger and integration costs, the June 30, 1998 ratio would have been 1.74.

                 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

    The Company may offer from time to time, one or more series of unsecured senior notes ("Debt Securities") and warrants ("Warrants") to purchase Debt Securities (the Debt Securities and Warrants being hereafter collectively called the "Securities"). The Securities offered pursuant to this prospectus may have an aggregate offering price up to U.S. $750,000,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or a foreign currency unit.

    The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any supplement to this prospectus ("Prospectus Supplement") may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent to which such general terms and provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

DEBT SECURITIES

    The Offered Debt Securities will constitute unsecured senior debt of the Company, will rank on a parity with other unsecured senior debt of the Company and will be unconditionally guaranteed as to payment of principal, interest and premium, if any, by Household International. The Offered Debt

Securities will be issued under one of two indentures described herein (the "Indentures"). Copies of the forms of the Indentures are filed as exhibits to the Registration Statement which registers the Securities and the Guarantees with the SEC. The following summaries do not purport to be complete and, where particular provisions of the Indentures are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries, which are qualified in their entirety by such reference.

    The Indentures provide that Debt Securities may be issued thereunder from time to time in one or more series and do not limit the aggregate principal amount of the Debt Securities, except as may be otherwise provided with respect to any particular series of Offered Debt Securities.

    Unless otherwise indicated in the Prospectus Supplement with respect to any particular series of Offered Debt Securities, the Debt Securities will be issued in definitive registered form without coupons, will be exchangeable for authorized denominations and will be transferable at any time or from time to time. No charge will be made to any Holder for any exchange or registration of transfer except for any tax or governmental charge incident thereto. Unless otherwise specified in the Prospectus Supplement, the Debt Securities will be issued only in denominations of U.S. $100,000, or the equivalent thereof, or any amount in excess thereof which is an integral multiple of U.S. $1,000. The Debt Securities of any series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary. See "Book-Entry System" below.

    Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms and other information to the extent applicable with respect to the Offered Debt
Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) the Company will be paid for the Offered Debt Securities and the initial offering price, if any, at which the Offered Debt Securities will be offered to the public; (4) the currency, currencies or currency units for which the Offered Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Offered Debt Securities may be payable; (5) the date or dates on which the Offered Debt Securities will mature; (6) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any; (7) the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any; (8) the dates, if any, on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or purchase fund provisions, be redeemed by the Company and the other detailed terms and provisions of such sinking and/or purchase funds; (9) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and the other detailed terms and provisions of such optional redemption; (10) the denominations in which the Offered Debt Securities are authorized to be issued; (11) the securities exchange, if any, on which the Debt Securities will be listed; and (12) additional provisions, if any, with respect to the Offered Debt Securities. However, with respect to Offered Debt Securities sold through dealers acting as agents, the maturities and interest rates of such Offered Debt Securities may be established by the Company from time to time and, if not set forth in the Prospectus Supplement relating thereto, will be made available through such dealers.

    If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or any interest on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

    Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a discount below their stated principal amount. "Original Issue Discount Securities" means any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of the Event of Default and the continuance thereof. As used in the following summary of certain terms of the Debt Securities, the term "principal amount" means, in the case of any Original Issue Discount Security, the amount that would then be due and payable upon acceleration of the maturity thereof, as specified in such Debt Securities.

GUARANTEES

    Household International will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The guarantees of the Debt Securities (the "Guarantees") are unsecured obligations of Household International and will rank equally with all other unsecured and unsubordinated obligations of Household International. The Guarantees provide that in the event of a default in payment of principal, premium, if any, or interest on a Debt Security, the Holder of the Debt Security may institute legal proceedings directly against Household International to enforce the Guarantee without first proceeding against the Company. The Indentures provide that Household International may, without the consent of any Holder, under certain circumstances assume all rights and obligations of the Company under the Indentures with respect to a series of Debt Securities. Upon such an assumption, the Company shall be released from its liabilities with respect to such series of Debt Securities. (Section 2.12)

    Household International is principally a holding company whose primary source of funds is dividends from its subsidiaries. Dividend distributions to Household International from its savings and loan, banking and insurance subsidiaries may be restricted by federal and state laws and regulations. Dividend distributions from its foreign subsidiaries, including the Company, may also be restricted by exchange controls of the country in which the subsidiary is located. Also, as a holding company the rights of any creditors or stockholders of Household International to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Household International may itself be a creditor with recognized claims against the subsidiary. Nevertheless, there are no restrictions that currently materially limit Household International's ability to make payments to its creditors at current levels nor are there any restrictions which Household International reasonably believes are likely to limit materially such payments in the future.

BOOK-ENTRY SYSTEM

    If so indicated in the Prospectus Supplement with respect to any series of Offered Debt Securities, such Offered Debt Securities will be represented by one or more global securities (the "Global Security"). The Global Security will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of a nominee of the Depositary. Except under circumstances described below, such Offered Debt Securities will not be issuable in definitive form.

    The Depositary has advised the Company and any underwriters, dealers or agents named in the applicable Prospectus Supplement as follows: the Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the

Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Upon the issuance of the Global Security, the Depositary will credit on its book-entry registration and transfer system the accounts of participants with the respective principal amounts of the Offered Debt Securities represented by the Global Security. Ownership of beneficial interests in the Global Security will be limited to persons that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

    So long as the Depositary or its nominee is the registered owner of the Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Offered Debt Securities represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Security will not be entitled to have Offered Debt Securities represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of Offered Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Principal and interest payments on Offered Debt Securities registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security. None of the Company, the Trustee, any paying agent or the registrar for the Offered Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

    The Company expects that the Depositary for the Offered Debt Securities or its nominee, upon receipt of any payment of principal or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

    If the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Offered Debt Securities in definitive form in exchange for the entire Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Offered Debt Securities represented by the Global Security and, in such event, will issue Offered Debt Securities in definitive form in exchange for the entire Global Security. In any such instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery in definitive form of Offered Debt Securities represented by the Global Security equal in principal amount to such beneficial interest and to have such Offered Debt Securities registered in its name. Offered Debt Securities so issued in definitive form will be issued as registered Offered Debt Securities in denominations of $1,000 and integral multiples thereof, unless otherwise specified by the Company.

INDENTURES

    Offered Debt Securities and the related Guarantees will be issued under (i) an Indenture dated as of September 1, 1998, among the Company, Household International and The First National Bank of Chicago, as Trustee, or (ii) an Indenture dated as of September 1, 1998, among the Company, Household International and The Chase Manhattan Bank, as Trustee.

    Unless a different place is specified in the Prospectus Supplement with respect to any particular series of Debt Securities, principal of and interest, if any, on Debt Securities will be payable at the office or agency of the respective Trustee or Paying Agent, if any, in New York, New York, provided, however, that payment of interest may be made at the option of the Company by check or draft mailed to the person entitled thereto.

COVENANT OF HOUSEHOLD INTERNATIONAL AGAINST CREATION OF PLEDGES OR LIENS

    Household International covenants in the Indentures that, with the exceptions listed below, it will not issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage, security interest, pledge or lien ("security interest") of or upon any of its property, now owned or hereafter acquired, unless the Guarantees, by supplemental indenture, are effectively secured by such security interest equally and ratably with all other indebtedness secured thereby. The term "indebtedness for borrowed money" does not include any guarantee or other recourse obligation in connection with the sale or discount by Household International or any of its subsidiaries of finance or accounts receivable, trade acceptances, or other paper arising in the ordinary course of its business.

    The foregoing covenant does not apply to (a) security interest to secure the payment of the purchase price on property, shares of capital stock, or indebtedness acquired by Household International or the cost of construction or improvement of such property or the refinancing of all or any part of such secured indebtedness, provided that such security interests do not apply to any other property, shares of capital stock, or indebtedness of Household International; (b) security interests on property, shares of capital stock, or indebtedness existing at the time of acquisition by Household International; (c) security interests on property of a corporation which security interest interests exist at the time such corporation merges or consolidates with or into Household International or which security interests exist at the time of the sale or transfer of all or substantially all of the assets of such corporation to Household International; (d) security interests of Household International to secure any of its indebtedness to a subsidiary; (e) security interests in property of Household International in favor of the United States of America or any state or agency or instrumentality thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance, or other payments pursuant to any contact or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such security interest; (f) security interests on properties financed through tax exempt municipal obligations, provided that such security interests are limited to the property so financed; (g) security interests existing on September 1, 1998; and (h) any extension, renewal, refunding, or replacement (or successive extensions, renewals, refundings, or replacements), in whole or in part, of any security interest referred to in the foregoing clauses (a) through (g) inclusive, provided, however, that the principal amount of indebtedness secured in such extension, renewal, refunding, or replacement does not exceed the principal amount of indebtedness secured at the time by such security interest, and provided further, that such extension, renewal, refunding, or replacement of such security interest is limited to all or part of the property subject to such security interest so extended, renewed, refunded, or replaced.

    Notwithstanding the foregoing, Household International may, without equally and ratably securing the Guarantees, issue, assume, or guarantee indebtedness secured by a security interest not excepted pursuant to clauses (a) through (h) above, if the aggregate amount of such indebtedness, together with all other indebtedness of, or guaranteed by, Household International existing at such time and secured by security interests not so excepted, does not at the time exceed 10% of Household International's

Consolidated Net Worth. As used herein, "Consolidated Net Worth" shall mean the difference between Household International's consolidated assets and consolidated liabilities as shown on Household International's most recent audited consolidated financial statements prepared in accordance with United States generally accepted accounting principles. In addition, an arrangement with any person providing for the leasing by Household International of any property, which property has been or is to be sold or transferred by Household International to such person with the intention that such property be leased back to Household International, shall not be deemed to create any indebtedness secured by a security interest if the obligation with respect to such lease would not be included as liabilities on a consolidated balance sheet of Household International. The Holders of not less than a majority in principal amount of the Debt Securities at the time outstanding under an Indenture, on behalf of the Holders of all of the Debt Securities issued under such Indenture, may waive compliance with the foregoing covenants. (Section 4.04)

SATISFACTION, DISCHARGE AND DEFEASANCE OF THE INDENTURES AND DEBT SECURITIES

    If there is deposited irrevocably with the Trustee as trust funds for the benefit of the Holders of Debt Securities of a particular series, for the purpose hereinafter stated, an amount, in money or the equivalent in securities of the United States or securities the principal of and interest on which is fully guaranteed by the United States, sufficient to pay the principal, premium, if any, and interest, if any, on such series of Debt Securities on the dates such payments are due in accordance with the terms of such series of Debt Securities through their maturity, and if the Company has paid or caused to be paid all other sums payable by it under the applicable Indenture with respect to such series, then the Company will be deemed to have satisfied and discharged the entire indebtedness represented by such series of Debt Securities and all the obligations of the Company and Household International under such Indenture with respect to such series, except as otherwise provided in such Indenture. In the event of any such defeasance, Holders of such Debt Securities will be able to look only to such trust funds for payment of principal, premium, if any, and interest, if any, on their Debt Securities. (Section 7.03)

    For federal income tax purposes, any such defeasance may be treated as a taxable exchange of the related Debt Securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, Holders of such Debt Securities may recognize a gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Debt Securities. Such Holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be a different amount than would be includable in the absence of defeasance. Prospectus investors are urged to consult their own tax advisors as to the specific consequences to them of defeasance.

THE TRUSTEES

    Household International and its subsidiaries maintain banking relationships with The First National Bank of Chicago and The Chase Manhattan Bank in the normal course of business. The First National Bank of Chicago and The Chase Manhattan Bank also act as trustees under other indentures of Household International or its subsidiaries under which debt securities have been issued and are outstanding.

MODIFICATION OF INDENTURES

    Each Indenture provides that the Holders of not less than a majority in principal amount of each series of Debt Securities at the time outstanding under such Indenture may enter into supplemental indentures for the purpose of amending or modifying, in any manner, provisions of the Indenture or of any supplemental indenture modifying the rights of Holders of such series of Debt Securities. However, no such supplemental indenture, without the consent of the Holder of each outstanding Debt Security affected thereby, shall, among other things, (i) change the maturity of the principal of, or any installment of interest on any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of the Debt Securities, the consent of the Holders of which is required for the execution of any such supplemental indenture or for any waiver of compliance with any covenant or condition in such Indenture. (Section 12.02)

    Each Indenture may be amended or supplemented without the consent of any Holder of Debt Securities under certain circumstances, including (i) to cure any ambiguity, defect or inconsistency in the Indenture, any supplemental indenture, or in the Debt Securities of any series; (ii) to evidence the succession of another corporation to the Company or Household International and to provide for the assumption of all the obligations of the Company or Household International under the Indenture by such corporation; (iii) to provide for uncertificated debt securities in addition to certificated debt securities; (iv) to make any change that does not adversely affect the rights of Holders of Debt Securities issued thereunder; (v) to provide for a new series of Debt Securities; or (vi) to add to rights to Holders of Debt Securities or add additional Events of Default. (Section 12.01)

SUCCESSOR ENTITY

    Household International may not consolidate with or merge into, or transfer, sell or lease its properties and assets as, or substantially as, an entirety to another entity unless the successor entity is a corporation incorporated within the United States and, after giving effect thereto, no default under the Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all obligations of Household International under the Indenture terminate. (Sections 11.01 and 11.02)

    The Indentures do not contain any covenants specifically designed to protect Holders of Debt Securities against a reduction in the creditworthiness of Household International or the Company in the event of a highly leveraged transaction.

EVENTS OF DEFAULT

    Each Indenture defines the following as Events of Default with respect to any series of Debt Securities: default for 30 days in the payment of any interest upon any Debt Security of such series issued under such Indenture; default in the payment of any principal of or premium on any such Debt Security; default for 30 days in the deposit of any sinking fund or similar payment for such series of Debt Securities; default for 60 days after notice in the performance of any other covenant in the Indenture; certain defaults for 30 days after notice in the payment of principal or interest, or in the performance of other covenants, with respect to borrowed money under another indenture in which the Trustee for such Debt Securities is trustee which results in the principal amount of such indebtedness becoming due and payable, prior to maturity, which acceleration has not been rescinded or annulled; and certain events of bankruptcy, insolvency or reorganization. The Company and Household International are required to file with each Trustee annually an Officers' Certificate as to the absence of certain defaults under the Indenture. (Sections 8.01, 3.06 and 4.05)

    If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debt Securities of such series by notice as provided in the Indenture may declare the principal amount of all the Debt Securities of any such series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of not less than a majority in principal amount of outstanding Debt Securities of such series may, under certain circumstances, rescind or annul such declaration of acceleration. (Section 8.02)

    The Holders of not less than a majority in principal amount of the outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of such series, waive any past default under the Indenture and its consequences with respect to Debt Securities of such series, except a default
(a) in the
payment of principal of or premium, if any, or interest, if any, on any Debt Securities of such series, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected. (Section 8.13)

    Each Indenture provides that the Trustee thereunder may withhold notice to Holders of Debt Securities of any default (except in payment of the principal of (or premium, if any) or interest on any Debt Security issued under such Indenture or in the payment of any sinking fund or similar payment) if it considers it in the interest of Holders of Debt Securities to do so. (Section 9.02)

    Holders of Debt Securities may not enforce an Indenture except as provided therein. (Section 8.07) Each Indenture provides that the Holders of a majority in principal amount of the outstanding Debt Securities issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 8.12) The Trustee will not be required to comply with any request or direction of Holders of Debt Securities pursuant to the Indenture unless offered indemnity against costs and liabilities which might be incurred by the Trustee as a result of such compliance. (Section 9.03(e))

                            DESCRIPTION OF WARRANTS

    The Company may issue, together with any Debt Securities offered by any Prospectus Supplement or separately, Warrants for the purchase of other Debt Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into among the Company, Household International and a bank or trust company, as warrant agent ("Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants ("Offered Warrants"). A copy of the forms of Warrant Agreement, including the form of warrant certificates representing the Warrants ("Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

    The Prospectus Supplement will describe the terms of the Offered Warrants, the Warrant Agreement relating to the Offered Warrants and the Warrant Certificates representing the Offered Warrants, including the following: (1) the designation, aggregate principal amount, and terms of the Debt Securities purchasable upon exercise of the Offered Warrants; (2) the designation and terms of any related Debt Securities with which the Offered Warrants are issued and the number of Offered Warrants issued with each such Debt Security; (3) the date, if any, on and after which the Offered Warrants and the related Offered Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of one Offered Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise the Offered Warrants shall commence and the date ("Expiration Date") on which such right shall expire; (6) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered; and (7) any other terms of the Offered Warrants.

    Warrant Certificates will be exchangeable on the terms specified in the Prospectus Supplement for new Warrant Certificates of different denominations, and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise.

EXERCISE OF WARRANTS

    Each Offered Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Offered Warrants by payment of such exercise price in full in the manner specified in the Prospectus Supplement. Offered Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Offered Warrants. After the close of business on the Expiration Date, unexercised Warrants will become void.

    Upon receipt of payment of the exercise price and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

    The Company may sell the Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number or purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement will set forth the terms of the offering of the Offered Debt Securities and any Offered Warrants (collectively, the "Offered Securities"), including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, and any discounts and commissions allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If the Offered Securities are sold through underwriters, the Prospectus Supplement relating thereto will describe the nature of the obligation of the underwriters to take the Offered Securities. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

    The Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto.

    Underwriters and agents who participate in the distribution of the Offered Securities may be entitled under agreements which may be entered into by the Company or Household International to indemnification by the Company and Household International against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

    If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Offered Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts.

    There can be no assurance that a secondary market will be created for the Offered Securities or, if it is created, that it will continue.

                                 ERISA MATTERS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with the ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of Securities on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions between a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of Securities should consider whether such purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

    The Company or Household International may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA. The purchase of Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of
Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975 (c)(1) of the Code) and with respect to which the Company or Household International is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless such Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 80-51 (an exemption for certain transactions involving bank collective investment funds) or PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts). Any pension or other employee benefit plan proposing to acquire any Securities should consult with its counsel.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Estimated Expenses:

Printing & Engraving..............................................................  $   75,000
Fees of Trustees..................................................................      40,000
Accountant's Fees.................................................................      40,000
Blue Sky Qualification Fees.......................................................      10,000
SEC Filing Fee....................................................................     147,500*
Rating Service Fees...............................................................     500,000
Legal Fees........................................................................      20,000
Miscellaneous.....................................................................       2,500
                                                                                    ----------
  Total...........................................................................  $  835,000
                                                                                    ----------
                                                                                    ----------

------------------------

*   Actual

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The General Corporation Law of Delaware (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Restated Certificate of Incorporation, as amended, of Household International, Inc. ("Household International"), contains a provision which eliminates directors' personal liability as set forth above.

    The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes Household International to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

    Household International's Restated Certificate of Incorporation, as amended, provides for indemnification to the fullest extent as expressly authorized by
Section 145 of the General Corporation Law of Delaware for directors, officers and employees of Household International and also to persons who are serving at the request of Household International as directors, officers or employees of other corporations (including subsidiaries such as Household International Netherlands B.V.). This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

    An agreement has been entered by ABN AMRO Trust Company (Nederland) B.V. ("ABN AMRO") and Household International Netherlands B.V. (the "Company") under which the Company has agreed to indemnify ABN AMRO from liability arising from its actions as Managing Director of the Company under a management agreement between the Company and ABN AMRO. Under the management agreement, ABN AMRO will provide certain services to the Company including: (i) maintenance of the register of the Company, (ii) preparation and filing of records and returns as required by Dutch law and (iii) maintenance of the registered office for service of process. The indemnity provided by the Company is limited to instances in which a claim or action against ABN AMRO does not arise out of willful misconduct or gross negligence on the part of ABN AMRO. Household International has entered an agreement to guarantee the obligations of the Company under the indemnification agreement with ABN AMRO.

    Household International has purchased liability policies which indemnify its officers and directors, including those of the Company, against loss arising from claims by reason of their legal liability for acts as officers, subject to limitations and conditions as set forth in the policies.

    Pursuant to agreements which Household International and the Company may enter into with underwriters or agents (the form of which is included as an exhibit to this Registration Statement), officers and directors of Household International and the Company may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information appearing in the Registration Statement or any Prospectus or Prospectus Supplement which has been furnished to Household International and the Company by such underwriters or agents.

ITEM 16.  EXHIBIT.

1          Form of Underwriting Agreement.

4.1        Indenture dated as of September 1, 1998, among the Company, Household International and the The First National Bank of Chicago, as Trustee.

4.2        Indenture dated as of September 1, 1998, among the Company, Household International and The Chase Manhattan Bank, as Trustee.

4.3        Forms of Warrant Agreement, including form of Warrant Certificate.

5          Opinion and Consent of Mr. John W. Blenke, Vice President-Corporate Law and Assistant
           Secretary of Household International.

12.1*      Statement on the Computation of Ratio of Earnings to Fixed Charges of Household
           International.

23.1       Consent of Arthur Andersen LLP, Certified Public Accountants, for Household
           International and the Company.

23.2       Consent of Mr. John W. Blenke, Vice President-Corporate Law and Assistant Secretary
           of Household International, is contained in his opinion (Exhibit 5).

24         Powers of Attorney (included on Pages II-4 and II-6 hereof).

25.1       Statement of eligibility and qualification of The First National Bank of Chicago.

25.2       Statement of eligibility and qualification of The Chase Manhattan Bank.

------------------------

* Incorporated by reference herein from Exhibit 12 to (i) the Current Report on Form 8-K dated September 1, 1998 and (ii) the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, of Household International (File No. 1-8198).

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made of the Securities registered hereby, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Household International pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

    (4) The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act or 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrants by such director, officer or controlling person, in connection with the Securities registered hereby, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PROSPECT HEIGHTS, AND STATE OF ILLINOIS, ON THE 14TH DAY OF OCTOBER, 1998.

                                HOUSEHOLD INTERNATIONAL, INC.

                                By:           /s/ WILLIAM F. ALDINGER
                                     -----------------------------------------
                                                William F. Aldinger
                                                    CHAIRMAN AND
                                              CHIEF EXECUTIVE OFFICER

    Each person whose signature appears below constitutes and appoints J.W. Blenke, L.S. Mattenson, and P.D. Schwartz and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file, with the Securities and Exchange Commission, any and all amendments (including post-effective amendments) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitute may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 14TH DAY OF OCTOBER, 1998.

          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Chairman, Chief Executive
   /s/ WILLIAM F. ALDINGER        Officer and Director
------------------------------    (as Principal Executive
    (William F. Aldinger)         Officer)

     /s/ ROBERT C. CLARK
------------------------------  Director
      (Robert C. Clark)

    /s/ ROBERT J. DARNALL
------------------------------  Director
     (Robert J. Darnall)

      /s/ GARY G. DILLON
------------------------------  Director
       (Gary G. Dillon)

    /s/ JOHN A. EDWARDSON
------------------------------  Director
      John A. Edwardson

          SIGNATURE                       TITLE
------------------------------  --------------------------

      /s/ MARY J. EVANS
------------------------------  Director
       (Mary J. Evans)

     /s/ DAVID J. FARRIS
------------------------------  Director
       David J. Farris

     /s/ DUDLEY FISHBURN
------------------------------  Director
       Dudley Fishburn

 /s/ CYRUS F. FREIDHEIM, JR.
------------------------------  Director
  (Cyrus F. Freidheim, Jr.)

  /s/ JAMES H. GILLIAM, JR.
------------------------------  Director
    James H. Gilliam, Jr.

      /s/ LOUIS E. LEVY
------------------------------  Director
       (Louis E. Levy)

     /s/ GEORGE A. LORCH
------------------------------  Director
      (George A. Lorch)

     /s/ JOHN D. NICHOLS
------------------------------  Director
      (John D. Nichols)

    /s/ JAMES B. PITBLADO
------------------------------  Director
     (James B. Pitblado)

      /s/ S. JAY STEWART
------------------------------  Director
       (S. Jay Stewart)

    /s/ LOUIS W. SULLIVAN
------------------------------  Director
     (Louis W. Sullivan)

                                Executive Vice
   /s/ DAVID A. SCHOENHOLZ        President-Chief
------------------------------    Financial Officer (as
    (David A. Schoenholz)         Principal Accounting and
                                  Financial Officer)

    The Registrant reasonably believes that the security rating to be assigned to the Securities registered hereunder will make the Securities "investment grade securities" pursuant to Transaction Requirement B.2 of Form S-3.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PROSPECT HEIGHTS, AND STATE OF ILLINOIS, ON THE 14TH DAY OF OCTOBER, 1998.

                                HOUSEHOLD INTERNATIONAL NETHERLANDS B.V.

                                By:              /s/ JOHN W. BLENKE
                                     -----------------------------------------
                                                   John W. Blenke
                                               CHAIRMAN OF THE BOARD,
                                       CHIEF EXECUTIVE OFFICER AND PRESIDENT

    Each person whose signature appears below constitutes and appoints J.W. Blenke, L.S. Mattenson, and P.D. Schwartz, and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file, with the Securities and Exchange Commission, any and all amendments (including post-effective amendments) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 14TH DAY OF OCTOBER, 1998.

          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Chairman of the Board,
      /s/ JOHN W. BLENKE          Chief Executive Officer,
------------------------------    President and Director
       (John W. Blenke)           (as Principal Executive
                                  Officer)

       /s/ EDGAR ANCONA         Vice President, Treasurer
------------------------------    (as Principal Financial
        (Edgar Ancona)            Officer) and Director

       /s/ P.J. SCHMITZ
------------------------------
        (P.J. Schmitz)
    (Authorized Officer of
    ABN AMRO Trust Company
      (Nederland) B.V.)
                                Managing Director

         /s/ P. DEEGE
------------------------------
          (P. Deege)
    (Authorized Officer of
    ABN AMRO Trust Company
      (Nederland) B.V.)

                                Vice President and
    /s/ STEVEN L. MCDONALD        Controller
------------------------------    (as Chief Accounting
     (Steven L. McDonald)         Officer)

    The Registrant reasonably believes that the security rating to be assigned to the Securities registered hereunder will make the Securities "investment grade securities" pursuant to Transaction Requirement B.2 of Form S-3.